Exhibit 99.1

FOR IMMEDIATE RELEASE

Norfolk Southern reports first quarter 2025 results

Delivers adjusted net income and EPS growth of 8% despite weather-related disruptions

Reiterates full-year guidance while recognizing macro-economic uncertainty

ATLANTA, April 23, 2025 – Norfolk Southern Corporation (NYSE: NSC) announced Wednesday its first quarter 2025 financial results. For the quarter, revenue was $3.0 billion, income from railway operations was $1.1 billion, operating ratio was 61.7%, and diluted earnings per share were $3.31.

After adjusting the results to exclude the Eastern Ohio incident, first quarter income from railway operations was $961 million, the operating ratio was 67.9%, and diluted earnings per share were $2.69.

Insurance recoveries related to the Eastern Ohio incident exceeded incremental costs in the quarter.

“The Thoroughbred team once again demonstrated tremendous resilience in the quarter, overcoming a disruptive winter storm season to deliver an improved operating ratio, earnings growth, and a consistent service experience for our customers,” said President and CEO Mark George. “I’d like to thank our entire team of dedicated railroaders for their outstanding efforts to generate these results. Our service performance is increasing our customers’ confidence in Norfolk Southern and allowing us to gain share.”

First Quarter Summary

•	Railway operating revenues of $3.0 billion, down $11 million compared to the first quarter 2024.

•

Excluding the impact of fuel surcharge revenue, which was lower compared to the prior year, railway operating revenues were $2.8 billion, up $47 million, or 2%, compared to adjusted first quarter of 2024, on volume growth of 1%.

•	Income from railway operations was $1.1 billion, an increase of $933 million, compared to first quarter 2024.

•	Adjusting for the Eastern Ohio incident, income from railway operations was $961 million, up $57 million, or 6%, compared to adjusted first quarter 2024.

•	Operating ratio in the quarter was 61.7% compared to 92.9% in first quarter 2024.

•	Adjusting for the Eastern Ohio incident, the operating ratio for the quarter was 67.9%. This represents 200 basis points of improvement from adjusted first quarter 2024 which was 69.9%.

Norfolk Southern Corporation | 1

•	Diluted earnings per share were $3.31, up from $0.23 in first quarter 2024.

•	Adjusting for the Eastern Ohio incident, diluted earnings per share were $2.69, up $0.20, or 8%, compared to adjusted first quarter 2024.

###

About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a 22-state freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver approximately 7 million carloads annually, from agriculture to consumer goods. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country’s population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports across the Gulf Coast and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

Media Inquiries:

Media Relations

Investor Inquiries:

Investor Relations

Cautionary Statement on Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “anticipate,” “believe,” “project,” or other comparable terminology. While the Company has based these forward-looking statements on those expectations, assumptions, estimates, beliefs, and projections it views as reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control, including but not limited to: (i) changes in domestic or international economic, political or business conditions, including those impacting the transportation industry; (ii) the Company’s ability to successfully implement its operational, productivity, and strategic initiatives; (iii) a significant adverse event on our network, including but not limited to a mainline accident, discharge of hazardous material, or climate-related or other network outage; (iv) the outcome of claims, litigation, governmental proceedings, and investigations involving the Company, including those with respect to the Eastern Ohio incident; (v) the nature and extent of the Company’s environmental remediation obligations with respect to the Eastern Ohio incident; (vi) new or additional governmental regulation and/or operational changes resulting from or related to the Eastern Ohio incident; and (vii) a significant cybersecurity incident or other disruption to our technology infrastructure. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Norfolk Southern Corporation | 2

Non-GAAP Financial Measures

Information included within this press release contains non-GAAP financial measures, including revenues less fuel surcharges, adjusted income from railway operations, adjusted operating ratio, and adjusted diluted earnings per share. Non-GAAP financial measures should be considered in addition to, not as a substitute for, the financial measures reported in accordance with U.S. generally accepted accounting principles (GAAP).

Our first quarter 2025 and 2024 non-GAAP financial results exclude the effects of the Eastern Ohio Incident (the Incident). Our first quarter 2024 non-GAAP financial results also exclude the effects of certain expenses related to restructuring and other charges, shareholder advisory costs, and a deferred tax adjustment. The following table adjusts our first quarter 2025 and first quarter 2024 GAAP financial results to exclude the effects of those items. In addition, railway operating revenues less fuel surcharge revenue is a non-GAAP financial measure and provided as supplemental information for investors in regard to the Company’s revenue trends by excluding the volatility introduced by fuel surcharges and is useful for period-over-period comparisons of these trends. The income tax effects of the non-GAAP adjustments were calculated based on the applicable tax rates to which the non-GAAP adjustments related. We use these non-GAAP financial measures internally and believe this information provides useful supplemental information to investors to facilitate making period-to-period comparisons by excluding these costs. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies. Information about the adjustments that are not currently available to us could have a potentially unpredictable and significant impact on future GAAP results. Further information about the Company’s non-GAAP measures are available on our website at www.norfolksouthern.com on the Investors page under Events and Presentations.

Norfolk Southern Corporation | 3

($ in millions, except per share amounts)	First Quarter 2025
Railway operating revenues	$2,993
Less: fuel surcharge revenues	(202)

Railway operating revenues less fuel surcharge revenues	$2,791

Income from railway operations	$1,146
Effect of Eastern Ohio incident	(185)

Adjusted income from railway operations	$961

Operating ratio	61.7%
Effect of Eastern Ohio incident	6.2%

Adjusted operating ratio	67.9%

Diluted earnings per share	$3.31
Effect of Eastern Ohio incident	(0.62)

Adjusted diluted earnings per share	$2.69

($ in millions except per share amounts)	First Quarter 2024
Railway operating revenues	$3,004
Less: fuel surcharge revenues	(260)

Railway operating revenues less fuel surcharge revenues	$2,744

Income from railway operations	$213
Effect of the Incident and restructuring and other charges	691

Adjusted income from railway operations	$904

Operating ratio	92.9%
Effect of the Incident and restructuring and other charges	(23.0%)

Adjusted operating ratio	69.9%

Diluted earnings per share	$0.23
Effect of the Incident, restructuring and other charges, shareholder advisory costs, and deferred tax adjustment	2.26

Adjusted diluted earnings per share	$2.49

Norfolk Southern Corporation | 4